REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ORION POWER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	52-2087649 (I.R.S. employer identification no.)

7 East Redwood Street
10thFloor
Baltimore, Maryland 21202
(410) 230-3500

(Address of Registrant's principal executive offices)

1998 Stock Incentive Plan
of Orion Power Holdings, Inc.
(Full title of the plan)

W. Thaddeus Miller, Esq.
Executive Vice President and Chief Legal Officer
Orion Power Holdings, Inc.
7 East Redwood Street
10th Floor
Baltimore, Maryland 21202
(410) 230-3500

(Name, address, including zip code, and telephone number,
including area code, of Registrant’s agent for service)

COPIES TO:
Martin H. Neidell, Esq.
Stroock & Stroock & Lavan LLP
180 Maiden Lane, 35th Floor
New York, New York 10038
(212) 806-5400

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)	AMOUNT OF REGISTRATION FEE

Common Stock, $.01 par value	7,500,000 shares (2)	$28.76	$215,700,000	$53,925

Associated Rights to Purchase Series A Junior Participating Preferred Stock	7,500,000 (2)	(3)	(3)	(3)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low price for a share of Common Stock of Registrant as reported on the New York Stock Exchange on May 8, 2001.

(2)	There are also being registered hereunder such additional shares as may be issued pursuant to the anti-dilution provisions of the 1998 Stock Incentive Plan described herein.

(3)	The Associated Rights to purchase Series A Junior Participating Preferred Stock (the “Rights”) are attached to and trade with the shares of Common Stock. No additional consideration, other than that which is otherwise payable for the Common Stock, is payable with respect to the Rights.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note:	The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act. See Rule 428(a)(i) under the Act.

          This Registration Statement on Form S-8 of Orion Power Holdings, Inc., a Delaware corporation (the “Registrant”), covers 7,500,000 shares of the Registrant’s common stock, par value $.01 per share (the “Common Stock”) and the Rights which are attached to and trade with the Common Stock, reserved for issuance under the 1998 Stock Incentive Plan of Orion Power Holdings, Inc. (the “Plan”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents heretofore filed by the Registrant with the Commission are incorporated herein by reference:

          (a)       The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

           (b)      The Registrant's Prospectus dated November 13, 2000 filed pursuant to Rule 424(b) under the Act (Registration Statement No. 333-44118).

          (c)      Item 1 of the Registrant’s Registration Statement on Form 8-A, filed August 21, 2000 to register the Registrant’s Common Stock and Rights pursuant to Section 12(b) of the Exchange Act.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

          Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

           Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Various members of Stroock & Stroock & Lavan LLP are beneficial owners of shares of the Registrant's Common Stock.

Item 6. Indemnification of Directors and Officers.

          Orion Power Holdings, Inc. is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, Section 145 states that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

          Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

           Orion Power's Bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law.

           All of Orion Power's directors and officers will be covered by insurance policies against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

Item 7. Exemption from Registration Claimed.

          Not applicable.

Item 8. Exhibits.

Exhibit No	Description

5 23.1 23.2 24	Opinion of Stroock & Stroock & Lavan LLP.

Consent of Arthur Andersen LLP.

Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5 to this Registration Statement).

Power of Attorney (included on the signature page to this Registration Statement).

Item 9. Undertakings.

           The undersigned Registrant hereby undertakes:

                (1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i)            To include any prospectus required by Section 10(a)(3) of the Act;

                     (ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

                     (iii)            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change of such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 9, 2001.

ORION POWER HOLDINGS, INC. By: /s/ Jack A. Fusco Jack A. Fusco President and Chief Executive Officer

POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose names appear below appoints and constitutes Jack A. Fusco, Scott B. Helm and W. Thaddeus Miller and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments to the within Registration Statement, including post-effective amendments, and to file the same, together with all exhibits thereto, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below and as of the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Jack A. Fusco Jack A. Fusco	Chief Executive Officer, President and Director (Principal Executive Officer)	May 9, 2001

/s/Scott B. Helm Scott B. Helm	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 9, 2001

/s/Frederic V. Salerno Frederic V. Salerno	Chairman of the Board of Directors	May 9, 2001

/s/Edward A. Cooke Edward A. Crooke	Director	May 9, 2001

/s/Richard A. Friedman Richard A. Friedman	Director	May 9, 2001

/s/Tsutomu Kajita Tsutomu Kajita	Director	May 9, 2001

/s/Douglas F. Londal Douglas F. Londal	Director	May 9, 2001

/s/Cheryl D. Mills Cheryl D. Mills	Director	May 9, 2001

Terence M. O'Toole	Director	April ___, 2001

Vincent Tese	Director	April ___, 2001

EXHIBIT INDEX

Exhibit Page

Number Exhibit No	Description	Page Number

Exhibit No	Description

5 23.1 23.2 24	Opinion of Stroock & Stroock & Lavan LLP

Consent of Arthur Andersen LLP.

Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5 to this Registration Statement).

Power of Attorney (included on signature page to this Registration Statement).